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                                                                       EXHIBIT 7

                               IRREVOCABLE PROXY


          IRREVOCABLE PROXY, dated as of May 26, 1998, by and between Acxiom Corporation, a Delaware corporation (the "Parent"), and Albert J. Speh, Jr. (the "Stockholder").

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Parent, ACX Acquisition Co., Inc. a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and May & Speh, Inc. (the "Company") are entering into an Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), providing, among other things, for the merger (the "Merger") of Sub with and into the Company, as a result of which each of the outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") will be converted into the right to receive .80 of a share of the Common Stock, par value $.10 per share, of Parent (the "Parent Common Stock"), and the Company will become a wholly owned subsidiary of Parent; and

          WHEREAS, the Stockholder is the owner of record of an aggregate of 808,801 shares (the "Shares") of the Company Common Stock and the Stockholder is the owner beneficially of an additional 262,994 shares of Company Common Stock; and

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that the Stockholder agree, and the Stockholder has agreed, to grant Parent an irrevocable proxy (the "Proxy") with respect to the Shares, upon the terms and subject to the conditions hereof;
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          NOW, THEREFORE, to induce Parent to enter into the Merger Agreement and in consideration of the aforesaid and the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

          1. The Stockholder hereby constitutes and appoints Parent, during the term of this Agreement as the Stockholder's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Shares (and any and all securities issued or issuable in respect thereof) which Stockholder is entitled to vote, for and in the name, place and stead of the Stockholder, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in favor of any proposal to approve and adopt the Merger Agreement and any transactions contemplated thereby. All power and authority hereby conferred is coupled with an interest and is irrevocable. In the event that Parent is unable to exercise such power and authority for any reason, the Stockholder agrees that he will vote all the Shares in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, at any such meeting or adjournment thereof, or provide his written consent thereto.

          2. The Stockholder hereby covenants and agrees that the Stockholder will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to such Shares or deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares. The Stockholder further covenants and agrees that the Stockholder will not initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to engage in negotiations concerning, provide any confidential

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information or data to, or have any discussions with, any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in (other than the Shares), the Company or any subsidiary thereof; provided, however, nothing contained herein
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shall be deemed to prohibit the Stockholder from exercising his fiduciary duties as a director of the Company pursuant to applicable law.

          3. The Stockholder represents and warrants to Parent, that the Shares consist of 808,801 shares of Company Common Stock owned beneficially and of record by the Stockholder on the date hereof; such Shares together with the additional 262,994 shares of Company Common Stock owned beneficially by the Stockholder are all of the securities of the Company owned of record or beneficially by the Stockholder on the date hereof, the Stockholder owns the Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever; and except as provided herein, the Stockholder has not granted any proxy with respect to the Shares, deposited such Shares into a voting trust or entered into any voting agreement or other arrangement with respect to such Shares.

          4. Any shares of Company Common Stock issued to the Stockholder upon the exercise of any stock options that are currently exercisable or become exercisable during the term of this Agreement shall be deemed Shares for purposes of this Agreement.

          5. This Proxy shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

          6. This Proxy shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Proxy and the

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rights hereunder may not be assigned or transferred by Parent, except that
Parent may assign its rights hereunder to any direct or indirect subsidiary.

          7. This Proxy shall terminate at the earlier of (i) the effectiveness of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) upon notice of termination given by Parent to the Stockholder.

          8. This Proxy is granted in consideration of the execution and delivery of the Merger Agreement by Parent. The Stockholder agrees that such Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of the Stockholder, by lack of appropriate power or authority or by the occurrence of any other event or events.

          9. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Proxy shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to Parent and the Stockholder for any breach of any agreement, covenant or representation hereunder. This Proxy shall revoke all prior proxies given by the Stockholder at any time with respect to the Shares.

          10. The Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by Parent to be necessary or desirable to complete the Proxy granted herein or to carry out the provisions hereof.

          11. If any term, provision, covenant, or restriction of this Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms,

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provisions, covenants and restrictions of this Proxy shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

          12. This Proxy may be executed in two counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same document.

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          IN WITNESS WHEREOF, Parent and the Stockholder have caused this Proxy to be duly executed on the date first above written.

                                        /s/ Albert J. Speh, Jr.
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                                        ALBERT J. SPEH, JR.


                                        ACXIOM CORPORATION

                                        By /s/ Charles D. Morgan
                                           ----------------------------
                                        Name:  Charles D. Morgan
                                        Title: President and CEO

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